Exhibit 10.3

MGP INGREDIENTS, INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

WHEREAS, the undersigned employee wishes to voluntarily resign employment with MGP Ingredients, Inc.;

WHEREAS, this Separation Agreement and Release of Claims (“Agreement”) is dated as of April 17, 2009, is by and between Robert Zonneveld (“Employee”) and MGP Ingredients, Inc. (“Employer”), and shall be effective upon the expiration of the Agreement’s revocation period;

WHEREAS, MGP Ingredients is making available to the undersigned employee a separation benefit in recognition of Employee’s efforts in the restructuring of Employer and conditioned upon a release of all claims by the undersigned employee; and

WHEREAS, the undersigned employee is not entitled otherwise to any separation benefit and wishes to accept the separation benefit described below.

The undersigned employee agrees as follows:

1.             In exchange for the separation benefit described below, Robert Zonneveld (“Employee”) releases and forever discharges MGP Ingredients, Inc., its predecessors, successors, assigns, officers, directors, stockholders, agents, employees, and all related or subsidiary companies or divisions (collectively referred to as “Employer”) from all claims, demands, suits, grievances, liabilities, or causes of action of any kind whatsoever now existing including but not limited to those that in any way relate to or are connected with or arise directly or indirectly out of the employment of Employee by Employer or the termination of that employment.

2.             The claims released and discharged by Employee as of the effective date of this Agreement include, but are not limited to, claims that might be asserted under any federal, state or local law, regulation, ordinance, or decision concerning employment, discrimination in employment, or termination of employment including but not limited to:

A.                                   The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.  sec. 621, et seq.;

B.                                     The Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. sec. 1001, et seq.;

C.                                     The Kansas Acts Against Discrimination, as amended, Kan. State. Ann.  sec. 44-1001, et seq.;

D.                                    Title VII of Civil Rights Act of 1964 as amended, 42 U.S.C. sec 2000e, et seq.;

E.                                      Americans With Disabilities Act, 42 U.S.C. sec. 12101, et seq.:

F.                                      The Civil Rights Act of 1866, as amended, 42 U.S.C. sec. 1981;

G.                                     The Civil Rights Act of 1991, 42 U.S.C. sec. 1981a; and

H.                                    Family and Medical Leave Act.

The claims released and discharged by Employee also include, but are not limited to, any claim that Employer breached any contract, express or implied, with Employee, made any misrepresentations to Employee, discharged Employee in violation of public policy, or acted wrongfully in any way toward Employee.  The claims released and discharged by Employee also include, but are not limited to, any claim relating in any manner to personal injuries, fringe benefits, medical, dental, hospitalization, life, disability, or other insurance benefits, pension or other retirement benefits, and any claims for attorney’s fees, reinstatement or rehire.

Employee further agrees not to initiate any legal proceeding on Employee’s behalf against Employer based on any fact or circumstance occurring up to and including the effective date of this Agreement.

Employee’s last date of employment will be April 17, 2009.  By this Agreement, Employee waives any claim for reinstatement and agrees not to seek re-employment with Employer at any time in the future.  Employee agrees that any attempt to obtain re-employment following his signing this Agreement will constitute a breach of this Agreement, and that Employer may rely upon such breach in refusing employment, or in discharging Employee from employment.

3.             The separation benefit shall be paid after the revocation period for this Agreement has expired, and shall be as follows:

a.                                       Employee shall receive gross compensation of Thirty-seven Hundred Fifty Dollars ($3,750.00) per week from April 20, 2009 until July 17, 2009. Compensation checks will be paid at net pay after normal deductions. The above amount is inclusive of accrued vacation that was not paid prior to April 17, 2009.  If Employee does not accept this Agreement, any unpaid accrued vacation will be paid to Employee.

b.                                      Health Care.  If otherwise eligible, Employee may elect continuing healthcare coverage pursuant to COBRA.  Employer will pay a one time amount of $3,600.00 to Employee to assist in COBRA premium payments.  Employee will be responsible to send his premium monthly unless other arrangements are mutually agreed to.

c.                                       Retirement.  Employee may take distribution of his deferrals to the 401k Plan after May 1, 2009.

d.                                      Withholding.  All payments hereunder will be subject to applicable withholding.

4.             Employer will pay to Employee any amount of salary deferred from  March 8, 2009 through April 19, 2009 on June 30, 2009 as previously agreed by the parties.  See Attachment 1.

5.             Employee is not releasing Employer from any obligation concerning any claim for unemployment compensation Employee may make.  Employer agrees not to protest any unemployment compensation claim if Employee’s factual information provided to support the claim is truthful.

6.             Employee acknowledges that he continues to be bound by confidentiality obligations as imposed by law or as referenced in the Acknowledgement of and Agreement with Respect to Ongoing Confidentiality Obligations, attached as Attachment 2.

7.             Employee further agrees to assist in a smooth transition, to not be disruptive, and to cooperate with Employer concerning this change in employment status.  Employer agrees not to disparage or portray Employee in any negative light whatsoever.

8.             Employee will return on or before April 17, 2009, keys, entry card, and other Company property, if any, in his possession.  Mobile phone will be returned on April 22, 2009.

9.             Employee understands and agrees that the provisions of this Agreement and the requirement that the Agreement be signed in order for Employee to receive the separation benefit do not constitute an admission of any liability to Employee and that Employer expressly denies any such liability.

10.           Employee does not waive any rights or claims that may arise after the effective date of  this Agreement.

11.           Employee agrees that prior to June 30, 2009 he will not, without the prior written consent of the Company, (a) represent, approach, solicit, hire or otherwise deal with, directly or indirectly, any customer or any person associated with a customer of the Company with whom he had contact during the period of his employment with Employer regarding the wheat protein, starch or alcohol business (“Business”) or (b) employ or retain or solicit for employment or retention by any other person or entity, any employee of the Employer. Employee hereby acknowledges that the remedies at law of the Employer for any breach of Employee’s obligations contained in this Section would be inadequate and the Employer shall be entitled to injunctive relief or any other equitable relief for any violation hereof and Employee, in any equitable proceeding, agrees not to claim that a remedy at law is available to the Employer.

12.           Employer hereby advises Employee in writing to consult with an attorney prior to executing this Agreement, and Employee has been given a period of at least 21 days within which to consider this Agreement, but Employee may accept or reject its terms, if he chooses, at any time prior to the expiration of the 21 day period (05/08/09).  For a period of seven days following the signing of this Agreement, Employee may revoke the Agreement and the Agreement shall not become effective or enforceable until the revocation period has expired.

13.           Employee certifies that all transactions reportable under Section 16 of the Securities Exchange Act of 1934, as amended, by him in Employer’s stock prior to the date hereof have been reported.

14.           Employee acknowledges and agrees that no promise or agreement not expressed in this Agreement has been made; that this Agreement is not executed in reliance upon any statement or representation made by Employer or by any person employed by or representing Employer other than the statements contained in the Agreement itself; that the consideration recited above is the sole and only consideration for this Agreement; and that the terms of this Agreement are contractual and not mere recitals.

Date: 5/7/09	/s/ Robert Zonneveld
Robert Zonneveld

/s/ David E. Rindom
Witness

Date: 5/7/09	/s/ David E. Rindom
Authorized Officer
MGP Ingredients, Inc.

Attachment 1

AGREEMENT

THIS AGREEMENT, made and entered into this 23rd day of February, 2009, by and between Robert Zonneveld (the “Executive”) and MGP Ingredients, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Executive is employed by the Company as one of the Company’s principal executives.

WHEREAS, the Company, because of current economic circumstances, has need for additional liquidity by the reduction of expenses, and the Executive is willing to assist the Company in dealing with short-term liquidity issues by agreeing to a short-term base salary adjustment agreement.

NOW, THEREFORE, the parties here to agree as follows:

1.             The Executive agrees that the Executive’s base salary, for the period commencing March 2, 2009, and ending as of June 26, 2009, may be temporarily adjusted by reducing the Executive’s per-pay-period base salary from $3,750.00 to $1,875.00 (the “Adjustment Amount”).

2.             For the period beginning July 1, 2009, the Adjustment Amount shall no longer apply in a temporary reduction of the Executive’s base salary.

3.             The Company shall pay to the Executive in a lump sum the cumulative amount of the Adjustment Amount, less applicable taxes, on June 30, 2009.

This Agreement executed as of the day and year first above written.

/s/ Robert Zonneveld
Robert Zonneveld
Executive

MGP INGREDIENTS, INC.

By:	/s/ Timothy Newkirk
Title:	CEO, President

Attachment 2

Verification of Receipt

My signature below certifies that I have received, read and understand MGP Ingredients, Inc. documents as follows:

•                  Code of Conduct

•                  Acknowledgement Of and Agreement With Respect To Ongoing Confidentiality Obligations

Robert Zonneveld
Print Employee Name

/s/ Robert T. Zonneveld	8/8/2008
Employee Signature	Date